Exhibit 10.11

TIME-SHARING AGREEMENT
(N219FL)

This Time-Sharing Agreement (the “Agreement’) is made effective as of March 15, 2004 (the “Effective Date”), by and between JOSTENS, INC., a Minnesota corporation (“Sublessor”) and DLJ MERCHANT BANKING III, INC., a Delaware limited partnership (“Sublessee”).

RECITALS

WHEREAS, Sublessor is the lessee of that certain aircraft identified as a Citation Jet CJ2, bearing serial number 111and FAA registration number N219FL, including two (2) Williams/Rolls Royce FJ44-2C aircraft engines, bearing manufacturer’s serial numbers 126090 and 126091 installed thereon, together with the auxiliary power unit, avionics, equipment, components, accessories, instruments and other items installed in or attached to the airframe, all spare parts, any replacement part(s) or engine(s) which may be installed on the aircraft from time to time, and all logs, manuals and other records relating to such aircraft (collectively, the “Aircraft”); and

WHEREAS, Sublessor employs a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Sublessee desires to lease the Aircraft and flight crew from Sublessor on a time-sharing basis, as defined in Section 91.501(c)(1)of the Federal Aviation Regulations (“FARs”).

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and conditions herein set forth, Sublessor and Sublessee agree as follows:

1.                                       Lease of Aircraft.  Sublessor agrees to lease the Aircraft to Sublessee pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations for the period commencing on the Effective Date of this Agreement and terminating on March 15, 2009, or sooner pursuant to Section 18.  Nothing contained in this Agreement shall be deemed to prohibit Sublessor, in its discretion, from substituting for the Aircraft any different aircraft of any type or model.

2.                                       Sublessee’s Payment Obligations. Sublessee shall pay Sublessor for each flight conducted under this Agreement an amount equal to the sum of each category of expense set forth below, provided however, such amount shall in no event exceed the sum of the following expenses authorized by FAR Section 91.501(d):

(a)                                  Fuel, oil, lubricants, and other additives;

(b)                                 Travel expenses of the crew, including food, lodging and ground transportation;

(c)                                  Hangar and tie down costs away from the Aircraft’s base of operation;

(d)                                 Insurance obtained for the specific flight;

(e)                                  Landing fees, airport taxes and similar assessments;

(f)                                    Customs, foreign permit, and similar fees directly related to the flight;

(g)                                 In-flight food and beverages;

(h)                                 Passenger ground transportation;

(i)                                     Flight planning and weather contract services; and

(j)                                     An additional charge equal to 100% of the expenses listed in subparagraph (a) of this Section 2.

3.                                       Invoicing for Flights.  Sublessor shall pay all expenses related to the operation of the Aircraft when incurred and will provide, or contract with third parties to provide, a monthly invoice to Sublessee setting forth the expenses of each specific flight through the last day of the month in which any flight or flights for the account of Sublessee occur, which expenses shall not exceed the amount permitted under FAR Section 91.501(d). Sublessee shall pay Sublessor for the total amount set forth on each such invoice within thirty (30) days of receipt of such invoice. Should Sublessor receive from Sublessee any amounts under this Agreement not otherwise allowed under the applicable FAR provisions, Sublessor shall refund such amounts to Sublessee or apply such amounts to the account of Sublessee promptly after discovering such unauthorized payments.

4.                                       Taxes.  The parties acknowledge that, with the exception of 2.(g) and (h), the payments specified in Section 2 from Sublessee to Sublessor are subject to the federal excise tax imposed under Section 4261 of the Internal Revenue Code of 1986, as amended (the “Commercial Transportation Tax”). Sublessee shall pay to Sublessor (for remittance to the appropriate governmental agency) all Commercial Transportation Tax applicable to flights of the Aircraft conducted hereunder.

5.                                       Request for Flights by Sublessee.  Sublessee shall provide Sublessor with requests for flight time and proposed flight schedules as far in advance of any given flight as is reasonably possible and in any event at least forty-eight (48) hours in advance of any requested departure time. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Sublessee shall provide at least the following information for each proposed flight at least twenty-four (24) hours in advance of the scheduled departure as required by Sublessor or Sublessor’s flight crew:

(a)                                  proposed departure point;

(b)                                 destination;

(c)                                  date and time of flight;

(d)                                 number of anticipated passengers;

(e)                                  nature and extent of luggage and/or cargo to be carried;

(f)                                    date and time of return flight, if any; and

(g)                                 any other information concerning the proposed flight that may be pertinent or required by Sublessor or Sublessor’s flight crew.

6.                                       Scheduling Flights.  Sublessor shall have final authority over the scheduling of the Aircraft; provided, however, that Sublessor shall use reasonable efforts to accommodate Sublessee’s needs and to avoid conflicts in scheduling.  Sublessee acknowledges that maintenance and inspection of the Aircraft shall take precedence over scheduling of the Aircraft.

7.                                       Maintenance of Aircraft.  Sublessor shall be solely responsible for securing maintenance, preventive maintenance and all required or otherwise necessary inspections of the Aircraft and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless such maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the discretion of the pilot-in-command. The pilot-in-command shall have final and complete authority to cancel or terminate any flight for any reason or condition which in his or her judgment would compromise the safety of the flight.

8.                                       Operational Control.  “Operational control” as defined in the FARs and for the purposes of this Agreement, with respect to a flight, means the exercise of authority over initiating, conducting, or terminating a flight. Sublessor shall have operational control of the Aircraft, which shall include, without limitation, providing the flight crew, selecting the pilot-in-command and all other physical and technical operations of the Aircraft.

9.                                       Flight Crew.  Sublessor shall employ, or contract with others to employ, pay for and provide to Sublessee, a qualified flight crew for each flight undertaken under this Agreement.

10.                                 Safety of Flights.  In accordance with applicable FARs, the qualified flight crew provided by Sublessor shall exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder. Sublessee specifically agrees that the flight crew, in its sole and absolute discretion, may terminate any flight, refuse to commence any flight, or take other action which in the judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create any liability for loss, injury, damage or delay to Sublessee or any other person. The parties further agree that Sublessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other reasons beyond Sublessor’s reasonable control.

11.                                 Title.  Sublessee acknowledges that Sublessor has leased the Aircraft from Jostens Holding Corp. (“Lessor”), which is also the owner of the Aircraft (“Owner”).

12.                                 Hull and Liability Insurance.  Lessor shall arrange for and maintain at all times during the term of this Agreement at its expense (a) aircraft liability insurance for the Aircraft in the form and substance and with such insurers as is customary for large corporate aircraft of the type similar to the Aircraft, but in any event with limits of not less than $100,000,000.00 single limit and shall cause Sublessee to be named as an additional insured thereunder and (b) aircraft hull insurance for the Aircraft in an amount to be determined by Lessor.  A certificate of insurance (and, upon request, a copy of the insurance policy(ies)) shall be furnished to Sublessee after the execution of this Agreement and prior to flights being conducted under this Agreement. In addition, Lessor shall provide Sublessee with advance written notice prior to amending or terminating any insurance on the Aircraft and shall provide Sublessee with a certificate of insurance promptly after entering into any amended or newly issued insurance policy.

13.                                 Additional Insurance.  Sublessor shall provide such additional insurance coverage as Sublessee may reasonably request or require; provided, however, that the cost of such additional insurance, if any, shall be borne by Sublessee as set forth in Section 2(d) hereof.

14.                                 Representations of Sublessor.  Sublessor represents and warrants that:

(a)                                  It has the right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by Sublessor have been duly authorized by all necessary action on the part of Sublessor. This Agreement constitutes a legal, valid and binding obligation of Sublessor, enforceable in accordance with its terms.

(b)                                 It is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota and has all necessary power and authority under applicable law and its organizational documents to own or lease its properties and to carry on its business as presently conducted.

(c)                                  It is a “citizen of the “United States” as defined in Section 40102(a)(15) of Title 49, United States Code.

15.                                 Representations of Sublessee.  Sublessee represents and warrants that:

(a)                                  It will use the Aircraft for and on account of its own business only in strict accordance with the provisions of this Agreement and will neither sell seats to passengers nor sell space for cargo or otherwise use the Aircraft for the purpose of providing transportation of passengers or cargo in air commerce for compensation or hire.

(b)                                 It shall refrain from incurring any mechanics or other lien in connection with inspection, preventive maintenance, maintenance or storage of the Aircraft or otherwise, whether permissible or impermissible under this Agreement, and that it shall refrain from attempting to convey, mortgage, assign, lease or any way alienate the Aircraft or from creating any kind of lien or security interest involving the Aircraft, or do anything or take any action that might mature through notice or the passage of time into such a lien.

(c)                                  During the term of this Agreement, it will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing Sublessee, including, without limitation, Part 91 of the FARs.

16.                                 Aircraft Base.  For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Holman Field in Saint Paul, Minnesota.

17.                                 Limitation of Liability; Indemnification.  Sublessor agrees to indemnify and hold harmless Sublessee and its respective officers, directors, partners, employees, shareholders, and affiliates (“Indemnified Parties”) from and against any and all claims, proceedings, losses, liabilities, suits, judgments, costs, expenses, penalties or fines, including reasonable attorney’s fees (each a “Claim”) that may at any time be suffered or incurred as a result of or connected with Sublessor’s subleasing, maintenance, operation or use of the Aircraft, but, excluding any Claim which results from the gross negligence or willful misconduct an Indemnified Party.  As to Claims arising upon or prior to the end of the term of this Agreement, the indemnities contained in this Section 17 shall continue in full force and effect, notwithstanding the expiration or other termination of this Agreement.

EACH PARTY AGREES THAT (A) THE PROCEEDS OF INSURANCE TO WHICH IT IS ENTITLED, (B) ITS RIGHTS TO INDEMNIFICATION FROM THE OTHER PARTY UNDER THIS SECTION, AND (C) ITS RIGHT TO DIRECT DAMAGES ARISING IN CONTRACT FROM A MATERIAL BREACH OF THE OTHER PARTY’S OBLIGATIONS UNDER THIS AGREEMENT ARE THE SOLE REMEDIES FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. EXCEPT AS SET FORTH IN THIS SECTION 17, EACH PARTY WAIVES ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO THE OTHER PARTY FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE OR DEPRECIATION OF VALUE OF THE AIRCRAFT, LOSS OF PROFITS OR INSURANCE DEDUCTIBLE.

The provisions of this Section 17 shall survive the termination or expiration of this Agreement.

18.                                 Termination.  Either party may terminate this Agreement upon five (5) business days’ prior written notice to the other party.

19.                                 Notices.  All notices and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, the next business day if given by facsimile (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid) or by a reputable overnight courier service, addressed as follows:

If to Sublessor:                                                               Jostens, Inc.
Attn:  Chief Financial Officer
5501 Norman Center Drive
Minnesota, MN  55437
Facsimile:  (952) 830-3293

With a copy to:                                                             General Counsel

If to Sublessee:                                                              DLJ Merchant Banking III, Inc.

Eleven Madison Avenue, 16th Floor

New York, NY  10010

Facsimile:  (646) 935-7193

or to such other person or address as either party shall from time to time designate by writing to the other party.

20.                                 Successors and Assigns.  Neither this Agreement nor any party’s interest herein shall be assignable without the other party’s written consent thereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and permitted assigns.

21.                                 Governing Law and Consent to Jurisdiction.  This Agreement is entered into under and is to be construed in accordance with the laws of the State of Minnesota.  The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of any state or federal court in the State of Minnesota in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum nonconveniens or similar principles.  The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.

22.                                 Recitals.  The Recitals preceding this Agreement are hereby incorporated by reference in their entirety and made a part hereof.

23.                                 Further Acts.  Sublessor and Sublessee shall each from time to time perform such other and further acts and execute such other and further instruments as may be required by law or which may be reasonably necessary to carry out the intents and purposes of this Agreement.

24.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

25.                                 TRUTH IN LEASING STATEMENT.

THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 91 OF THE FEDERAL AVIATION REGULATION (“FARS”) UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FEDERAL AVIATION ADMINISTRATION.  PRIOR TO EXECUTING THIS AGREEMENT, SUBLESSOR REVIEWED THE AIRCRAFT’S MAINTENANCE AND OPERATING LOGS AND FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS, AS APPLICABLE, DURING THE LAST 12 MONTHS.  SUBLESSOR CERTIFIES, AND SUBLESSEE ACKNOWLEDGES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, SUBLESSOR, WHOSE NAME AND ADDRESS ARE JOSTENS, INC., 5501 NORMAN CENTER DRIVE, MINNEAPOLIS, MINNESOTA, 55437, ACTING BY AND THROUGH DAVID TAYEH (SIGNATURE:  s/s David A. Tayeh), WHO EXECUTES THIS SECTION SOLELY IN HIS CAPACITY AS CHIEF FINANCIAL OFFICER OF SUBLESSOR, CERTIFIES THAT SUBLESSOR AND NOT SUBLESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS AGREEMENT. SUBLESSOR FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS. THE PARTIES HERETO ACKNOWLEDGE THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS MAY BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.  THE “INSTRUCTIONS FOR COMPLIANCE WITH TRUTH IN LEASING REQUIREMENTS” ATTACHED HERETO ARE INCORPORATED HEREIN BY REFERENCE.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement.

JOSTENS, INC.

By:	/s/ Marjorie J. Brown	March 11, 2004 4:00 p.m.
	Name: Marjorie J. Brown	Date and Time of Execution
Title: Vice President and Treasurer

DLJ MERCHANT BANKING III, INC.

By:	/s/ Michael Isikow
	Name: Michael Isikow	March 11, 2003 4:00 p.m.
	Title: Principal	Date and Time of Execution

INSTRUCTIONS FOR COMPLIANCE WITH “TRUTH IN LEASING”

REQUIREMENTS

1.                                       Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P. O. Box 25724

Oklahoma City, Oklahoma 73125

2.                                       Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.                                       Carry a copy of the lease in the aircraft at all times.